CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                          OF McCLATCHY NEWSPAPERS, INC.


McClatchy Newspapers, Inc., a Delaware corporation organized and existing by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of McClatchy Newspapers, Inc., the Board deemed the amendment to the Corporation's Certificate of Incorporation set forth below to be advisable and recommended that the stockholders of said Corporation consider and approve such amendment at the next annual meeting of stockholders.

     SECOND: That, thereafter, pursuant to resolution of the Corporation's Board of Directors, the annual meeting of stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: Article IV of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                                   Article IV

      (a) Authorized Capitalization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred sixty million (160,000,000) shares, consisting of one hundred million (100,000,000) shares of Class A Common Stock, with a par value of one cent ($.01) per share, and sixty million (60,000,000) shares of Class B Common Stock, with a par value of one cent ($.01) per share. The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) if the increase or decrease is approved by the holders of a majority of the voting power of all of the then outstanding shares of stock entitled to vote in any general election of directors, voting together as a single class, but without the separate vote of the holders of any other class of stock.

      (b) Class A Common Stock. The shares of Class A Common Stock and shares of Class B Common Stock shall be identical in all respects and shall have equal rights and privileges except as set forth in this paragraph (b) and in paragraph
(c) of this Article IV. Upon dissolution of the Corporation, holders of Class A Common Stock and holders of Class B Common Stock are entitled to share ratably

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in  the assets thereof that may be available for distribution after satisfaction of creditors.

          (i)  Dividends.

                (A) Such dividends or distributions as may be determined by the Board of Directors of the Corporation from time to time may be declared and paid or made upon the Class A Common Stock out of any source at the time lawfully available for the payment of dividends, provided that (subject to subparagraphs
(B) and (C) below of this paragraph (b)(i)) identical dividends or distributions are declared and paid concurrently upon the Class B Common Stock. If dividends or distributions are declared and paid upon the Class B Common Stock (subject to subparagraphs (B) and (C) below of this paragraph (b)(i)) an identical dividend shall be declared and paid concurrently on the Class A Common Stock.

               (B) No dividend may be declared and paid in Class A Common Stock unless the dividend is payable only to holders of Class A Common Stock and a dividend payable to Class B Common Stock is declared and paid concurrently in respect of outstanding shares of Class B Common Stock in the same number of shares of Class B Common Stock per outstanding share.

                (C) If a dividend is declared and paid in Class B Common Stock in respect of outstanding shares of Class B Common Stock, then a dividend shall be declared and paid concurrently in shares of Class A Common Stock in respect of outstanding shares of Class A Common Stock so that each holder of outstanding shares of Class A Common Stock receives (on a per outstanding share basis) a total number of dividend shares of Class A Common Stock equal to the number of dividend shares of Class B Common Stock received by the holders of the outstanding shares of Class B Common Stock.

           (ii) Stock Combinations and Subdivisions. The Class A Common Stock shall not be combined or subdivided unless at the same time there is a proportionate combination or subdivision of the Class B Common Stock. If the Class B Common Stock is combined or subdivided, a proportionate combination or subdivision of the Class A Common Stock shall be made at the same time.

           (iii) Voting. The holders of Class A Common Stock shall have the voting rights set forth below:

                (A) With respect to the election of Directors, the holders of Class A Common Stock voting as a separate class shall be entitled to elect that number of Directors which constitutes twenty-five percent (25%) of the total membership of the Board of Directors, and if such twenty-five percent (25%) is not a whole number, then the holders of Class A Common Stock will be entitled to elect the nearest higher whole number of directors which constitutes twenty-five percent (25%) of such membership. Such election shall be from a slate of Director nominees separate from a slate of Director nominees from which holders of Class B Common Stock shall elect Directors. There shall be no cumulative voting for either holders of Class A Common Stock or holders of Class B Common Stock.

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               (B)  The holders of Class A Common Stock will be entitled to vote as a separate class on the removal, with or without cause, of any Director elected by the holders of Class A Common Stock, provided that, to the extent permitted by applicable law, any Director may be removed for cause by the Board of Directors.

                (C) Except as may otherwise be required by law, the holders of Class A Common Stock shall, in all matters not referred to in subparagraphs (A) or (B) of this paragraph (b)(iii) or in subparagraphs (A) or (B) of paragraph
(c)(iii) of this Article IV, vote together with the holders of Class B Common Stock as a single class, provided that the holders of Class A Common Stock will have one-tenth (1/10) of a vote for each share and the holders of Class B Common Stock shall have one (1) vote for each share.

               (D) Notwithstanding anything herein to the contrary, the holders of Class A Common Stock shall have exclusive voting power on all matters at any time when no shares of Class B Common Stock are issued and outstanding.

     (c)  Class B Common Stock.

           (i) Dividends and Distributions. Subject to the provisions of paragraph (b)(i) of this Article IV, such dividends and distributions may be declared and paid or made upon the Class B Common Stock as may be permitted by applicable law.

           (ii) Stock Combinations and Subdivisions. Subject to the provisions of paragraph (b)(ii) of this Article IV, the Class B Common Stock may be combined or subdivided in such manner as may be permitted by applicable law.

           (iii) Voting. Subject to the provisions of paragraph (b)(iii) of this Article IV, the Class B Common Stock shall have one (1) vote per share on all matters that may be submitted to a vote of the stockholders. Without limiting the generality of the foregoing:

                (A) With respect to the election of Directors, the holders of Class B Common Stock shall be entitled, voting as a separate class, to elect the remaining Directors not subject to the priority right of the holders of the Class A Common Stock set forth in paragraph (b)(iii)(A) of this Article IV; and

                (B) The holders of the Class B Common Stock will be entitled to vote as a separate class on the removal, with or without cause, of any Director who was elected either by the holders of the Class B Common Stock or by Directors who were elected by the holders of the Class B Common Stock, provided that any Director may be removed for cause by the Board of Directors.

          (iv)  Conversion.

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                (A)   Each holder of record of Class B Common Stock may, in such holder's sole discretion and at such holder's option, convert any whole number or all of such holder's shares of Class B Common Stock into fully paid and nonassessable shares of Class A Common Stock at the rate (subject to adjustment as hereinafter provided) of one (1) share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion; provided, however, that such conversion may not occur unless the shares of Class A Common Stock into which the shares of Class B Common Stock are to be converted shall have been listed or approved for listing upon notice of issuance on a national securities exchange certified by rule or order of the Commissioner of Corporations of the State of California pursuant to Section 25100(o) of the California Corporations Code. Any such conversion may be effected by any holder of Class B Common Stock surrendering such holder's certificate or certificates for the shares of Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates for such shares of Class A Common Stock to be issued. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business on the day of such surrender and the person or persons entitled to receive the shares of Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on that date.

                (B) The number of shares of Class A Common Stock into which the shares of Class B Common Stock may be converted shall be subject to adjustment from time to time in the event of any capital reorganization, reclassification of stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, or sale or conveyance of all or substantially all of the assets of the Corporation to another corporation or other entity or person. Each share of Class B Common Stock shall thereafter be convertible into such kind and amount of securities or other assets, or both, as are issuable or distributable in respect of the number of shares of Class A Common Stock into which each share of Class B Common Stock is convertible immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance. In any such case, appropriate adjustments shall be made by the Board of Directors of the Corporation in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class B Common Stock to the end that the provisions set forth herein (including provisions for adjustment of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable on conversion of the Class B Common Stock.

                (C) The Corporation shall, at all times, reserve and keep available out of the authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the outstanding Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect conversion of all outstanding Class B Common Stock and if, at any time, the number of authorized and unissued shares of

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Class  A  Common Stock shall not be sufficient to effect conversion of the  then outstanding Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase the number of authorized and unissued shares of Class A Common Stock to such number as shall be sufficient for such purposes.

WITNESS WHEREOF, McClatchy Newspapers, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be executed by Karole Morgan-Prager, its authorized officer, on this 22nd day of May, 1997.


                              /s/Karole Morgan-Prager
                              General Counsel and Corporate Secretary